Law offices of
                       M. RICHARD CUTLER, ESQ.
                 610 NEWPORT CENTER DRIVE, SUITE 800
                   NEWPORT BEACH, CALIFORNIA 92660
                            (949) 719-1977         M. Richard Cutler, Esq.
                         FAX: (949) 719-1988       Brian A. Lebrecht, Esq.
                          www.cutlerlaw.com        Vi Bui, Esq.



                          February 23, 1999




Via Facsimile (714) 662-2081


John Groom
President
American Custom Components, Inc.
3310 W. MacArthur Blvd.
Santa Ana, CA 92704

          RE: OUTSTANDING ACCOUNT

Dear John:

          This letter will confirm our agreement to credit your outstanding balance with our firm in the amount of $41,831.42 in exchange for the issuance of 150,000 shares of common stock of ACC, said shares to be registered on Form S-8, and thus become free trading, as soon as possible.

          If you have any further questions, please do not hesitate to contact me.


                    Sincerely,



                     /s/ Brian A. Lebrecht
                    Brian A. Lebrecht, Esq.